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                                                                    EXHIBIT 99.1
                               EQUITY INNS, INC.
                      1998 SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EQUITY INNS, INC.

    The undersigned hereby appoints Phillip H. McNeill, Sr., and Howard A. Silver, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock, $.01 par value per share ("Equity Inns Common Stock") of Equity Inns, Inc. ("Equity Inns"), which the undersigned would be entitled to vote if personally present at the special meeting of the shareholders (the "Special Meeting") of Equity Inns held at the corporate offices of Equity Inns on July , 1998 at 2:00 p.m. local time, and including at any adjournments or postponements thereof as follows:

   THE BOARD OF DIRECTORS OF EQUITY INNS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSALS SET FORTH BELOW UNDER ITEMS 1-3.

   1. Proposal (the "Merger Proposal") to approve the Asset Sale Agreement and Plans of Mergers, dated as of April 21, 1998 (the "Merger Agreement") among RFS Hotel Investors, Inc. ("RFS"), Equity Inns, RHI Acquisition, Inc., a wholly owned subsidiary of Equity Inns ("Merger Sub"), RFS Partnership, L.P. ("RFS OP"), and Equity Inns Partnership, L.P. ("Equity Inns OP"), and the issuance of shares of Equity Inns Common Stock, in connection with the proposed merger of RFS with and into Merger Sub and upon redemption of units of partnership interest in Equity Inns OP issued in connection with the merger of RFS OP with and into Equity Inns OP;

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   2. Proposal (the "Charter Amendment Proposal") to amend Article 5 of Equity Inns' Second Amended and Restated Charter to increase the number of authorized shares of Equity Inns Common Stock from 100,000,000 shares to 200,000,000 shares, which proposal is conditioned upon approval of the Merger Proposal;

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   3. Proposal (the "Plan Amendment Proposal") to amend Equity Inns, Inc. 1994 Stock Incentive Plan to increase the aggregate number of shares of Equity Inns Common Stock reserved for issuance thereunder from 2,300,000 shares to 6,400,000 shares and to increase the number of those shares that may be issued as restricted stock awards and in settlement of performance shares from 350,000 to 960,000, which proposal is conditioned upon approval of the Merger Proposal; and

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   4. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

             (Continued and to be dated and signed on reverse side)

                          (Continued from other side)

   The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Equity Inns Common Stock held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed above. If a proxy is submitted and no directions are given, the proxy will be voted for the approval of the Merger Proposal and for the additional Proposals referred to herein. Nonvoting shares (including broker non-votes) and abstentions will have the effect of a vote against the Merger Proposal and will have no effect on the vote to approve the Charter Amendment Proposal and the Plan Amendment Proposal.

   You may revoke your proxy at any time before it is voted.

   This proxy will be valid until the sooner of one year from the date indicated below and the completion of the Special Meeting.

                                                DATED:
                                                                          , 1998
                                          --------------------------------

                                                PLEASE SIGN EXACTLY AS NAME
                                                APPEARS ON THIS PROXY.

                                                --------------------------------
                                                          (Signature)

                                                --------------------------------
                                                  (Signature, if held jointly)

                                                --------------------------------
                                                            (Title)

                                                WHEN SHARES ARE HELD JOINTLY,
                                                JOINT OWNERS SHOULD EACH SIGN.
                                                EXECUTORS, ADMINISTRATORS,
                                                TRUSTEES, ETC., SHOULD INDICATE
                                                THE CAPACITY IN WHICH SIGNING.

IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE!
   IF YOU NEED ASSISTANCE WITH THIS PROXY CARD, PLEASE CALL HOWARD A. SILVER,
                                 SECRETARY, AT
                                (901) 761-9651.